Exhibit (j)(4)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders
AARP Funds:

We consent to the use of our report dated August 23, 2006 for AARP Conservative Fund, AARP Moderate Fund, and AARP Aggressive Fund, each a series of AARP Funds (Trust), incorporated herein by reference and to the references to our firm under the captions “FINANCIAL HIGHLIGHTS” in the prospectus and “SUMMARY”, “OTHER INFORMATION—Independent Registered Public Accounting Firm” and “FINANCIAL STATEMENTS” in the Statements of Additional Information.

Boston, Massachusetts
February 28, 2007